UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2024

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 8, 2024, FuelCell Energy, Inc. (the “Company”) received written notice from ExxonMobil Technology and Engineering Company (“EMTEC”), pursuant to the Joint Development Agreement, dated November 5, 2019 and amended on October 29, 2021, April 29, 2022, December 19, 2022 and August 25, 2023, between EMTEC and the Company (the “JDA”). The notice issued pursuant to Paragraph 8.02(b), 1) iii of the JDA, indicates EMTEC’s intent to negotiate a subsequent or follow-on commercial agreement with the Company for progressing commercialization of the Generation 2 Technology developed under the JDA.

In light of the upcoming expiration of the term of the JDA, which will occur on March 31, 2024 unless further extended by the parties, EMTEC and the Company are currently in negotiations regarding an extension of the term of the JDA and the addition of certain new commercial terms to the JDA. However, there can be no assurance that the Company and EMTEC will be able to successfully negotiate an extension of the JDA and such new commercial terms, that the Company and EMTEC will be able to successfully negotiate a subsequent or follow-on commercial agreement, or that the engineering and construction of the pilot project at the Esso Nederland B.V. Rotterdam Manufacturing Complex will continue if no such extension or agreement is executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: March 14, 2024	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer, and Treasurer